Exhibit 99.1

Revolution Medicines Reports Fourth Quarter and Full Year 2025 Financial Results and Update on Corporate Progress

•
On track for readout of RASolute 302, a Phase 3 trial of daraxonrasib in second line metastatic PDAC, in first half of 2026
•
Continues to advance broad late-stage pipeline, with five ongoing Phase 3 trials and three additional Phase 3 trials planned to initiate in 2026
•
Expects to substantially complete enrollment in RASolve 301, a Phase 3 trial of daraxonrasib in previously treated NSCLC, this year
•
Initiated RASolute 305, the first Phase 3 trial for zoldonrasib, in first line metastatic PDAC harboring a RAS G12D mutation
•
Revolution Medicines to hold webcast today at 4:30 p.m. Eastern Time

REDWOOD CITY, Calif., Feb 25, 2026 (GLOBE NEWSWIRE) -- Revolution Medicines, Inc. (Nasdaq: RVMD), a late-stage clinical oncology company developing targeted therapies for patients with RAS-addicted cancers, today announced its financial results for the quarter and full year ended December 31, 2025, and provided an update on corporate progress.

“We made substantial clinical progress over the past year continuing to advance our broad portfolio of RAS(ON) inhibitors across multiple tumor types and disease settings,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines. “Our focus remains on executing high-quality clinical programs and leveraging our innovation platform to discover and develop potentially groundbreaking approaches aimed at improving outcomes for patients with RAS-addicted cancers. We expect a pivotal readout from RASolute 302 in the first half of 2026, which represents an important milestone for daraxonrasib, for patients with pancreatic cancer, and for our RAS(ON)-targeting strategy overall.”

Recent Clinical Highlights

Pancreatic Ductal Adenocarcinoma (PDAC)

Daraxonrasib in PDAC

Daraxonrasib, a pioneering RAS(ON) multi-selective inhibitor, has shown an unprecedented clinical profile as monotherapy and in various combinations, including a RAS(ON) inhibitor doublet. The company is currently evaluating daraxonrasib in three randomized Phase 3 studies in PDAC:

•
RASolute 302: Global enrollment is complete in the randomized registrational trial evaluating daraxonrasib monotherapy in patients with second line (2L) metastatic disease. A readout is expected in the first half of 2026.
•
RASolute 303: Initiation is underway for the registrational trial evaluating daraxonrasib both as monotherapy and in combination with chemotherapy in patients with first line (1L) metastatic disease.
•
RASolute 304: Enrollment is ongoing in the registrational trial evaluating daraxonrasib monotherapy in the adjuvant setting in patients with resectable disease following surgery and conventional perioperative chemotherapy.

Zoldonrasib in PDAC

Zoldonrasib, an innovative RAS(ON) G12D-selective covalent inhibitor, has shown a highly differentiated safety and tolerability profile as monotherapy and is also being evaluated in a range of combinations.

In January, the company disclosed encouraging initial data from the combination of zoldonrasib plus FOLFIRINOX in patients with 1L metastatic PDAC. Nineteen patients were available for evaluation as of the December 1 data cutoff date. The initial safety and tolerability profile of the combination was largely consistent with the well-known profile of modified FOLFIRINOX alone, with high zoldonrasib dose intensity maintained. With a median follow-up of 3.9 months (2.7 – 8.0 months), 63% of patients achieved a partial response, either confirmed or pending confirmation. The disease control rate was 95% and most patients remained on treatment as of the data cutoff date. The company plans to share initial clinical data evaluating the combinations of zoldonrasib plus gemcitabine nab-paclitaxel and the RAS(ON) inhibitor doublet of zoldonrasib plus daraxonrasib at one or more medical meetings this year.

The company is advancing two 1L Phase 3 combination studies incorporating zoldonrasib this year:

•
RASolute 305: The randomized, double-blind, placebo-controlled registrational trial, evaluating zoldonrasib in combination with investigator’s choice of either gemcitabine nab-paclitaxel or modified FOLFIRINOX compared to investigator’s choice of the chemotherapies with placebo, has been initiated.
•
RASolute 309: The company plans to initiate, in the second half of 2026, a registrational trial evaluating the RAS(ON) inhibitor doublet combination of zoldonrasib plus daraxonrasib.

Non-Small Cell Lung Cancer (NSCLC)

Daraxonrasib in NSCLC

RASolve 301, a global, randomized Phase 3 trial evaluating daraxonrasib monotherapy in patients with previously treated NSCLC, continues enrolling patients in the U.S. and globally; the company anticipates substantially completing enrollment this year.

The company also expects to disclose its plans for advancing daraxonrasib combination therapy in 1L NSCLC this year.

Zoldonrasib in NSCLC

The company reported highly encouraging safety/tolerability and antitumor activity with zoldonrasib in patients with previously treated NSCLC harboring a RAS G12D mutation. A zoldonrasib monotherapy expansion cohort of 2L and beyond patients has fully enrolled, and earlier this year zoldonrasib was awarded FDA Breakthrough Therapy designation in this setting, making it the company’s third RAS(ON) inhibitor to have received this distinction.

The company is preparing to initiate, in the first half of 2026, RASolve 308, a randomized, placebo-controlled Phase 3 trial of zoldonrasib in combination with standard of care as a 1L treatment for patients with metastatic RAS G12D NSCLC.

Elironrasib in NSCLC

For elironrasib, the company has reported a differentiated clinical profile in both RAS G12C inhibitor-naïve and G12C inhibitor-experienced NSCLC patients. Elironrasib has demonstrated encouraging results as monotherapy and in combination with either pembrolizumab or as part of a RAS(ON) inhibitor doublet with daraxonrasib.

The company plans to share an update on its registrational vision for elironrasib in 2026.

Colorectal Cancer (CRC)

Given the genetically complex and heterogeneous nature of colorectal cancer, the company believes combinatorial approaches are key to maximizing clinical impact. The company has a range of combination trials underway, including evaluating RAS(ON) inhibitor doublets and combinations with current standards of care and other novel investigational approaches.

The company plans to share updated combination data in CRC this year as it looks toward potential pivotal trial opportunities.

Clinical Collaborations

The company’s development efforts include several clinical collaborations studying its RAS(ON) inhibitors with other targeted therapies:

•
Under a collaboration with Summit Therapeutics, Inc., the APEX-103 trial is evaluating Revolution Medicines’ RAS(ON) inhibitors with ivonescimab, Summit’s

PD-1/VEGF bispecific antibody, across multiple solid tumor settings. The first patient was recently dosed in this clinical trial.
•
A collaborative trial with Tango Therapeutics, Inc. is evaluating Revolution Medicines’ RAS(ON) inhibitors in combination with vopimetostat, Tango’s MTA-cooperative PRMT5 inhibitor, in patients with tumors carrying both a RAS mutation and MTAP deletion.
•
The company also recently entered into a clinical collaboration with Bristol Myers Squibb to evaluate daraxonrasib in combination with navlimetostat, Bristol Myers Squibb’s MTA-cooperative PRMT5 inhibitor, in patients with pancreatic cancer whose tumors carry both a RAS mutation and MTAP deletion. This collaboration extends Revolution Medicines’ commitment to evaluating novel targeted agents, such as PRMT5 inhibitors, that may be appropriate to combine with RAS(ON) inhibitors in some settings.

Early-Stage Programs

RMC-5127

The company recently advanced its fourth RAS(ON) inhibitor, the RAS(ON) G12V-selective inhibitor RMC-5127, into the clinic and announced that the first patient was dosed in a first-in-human trial.

The company expects to identify a recommended monotherapy Phase 2 dose for this compound in the second half of 2026.

Innovative New Class of RAS(ON) Inhibitors

The company continues to discover novel approaches that have the potential to further transform treatment paradigms for patients living with RAS-addicted cancers.

In January, the company introduced an innovative new class of RAS(ON) inhibitors designed to overcome RAS-driven acquired drug resistance and extend the clinical benefit of its RAS(ON) portfolio. A compound from this class of RAS(ON) inhibitors, RM-055, was shown to drive deep and durable tumor regressions in preclinical PDAC and NSCLC models that had developed resistance to a RAS multi-selective inhibitor.

The company plans to share more information about this new class of compounds at an upcoming scientific meeting, and plans to initiate a Phase 1 trial with the first compound from this class of RAS(ON) inhibitors in the fourth quarter of this year.

Financial Highlights

Fourth Quarter Results

Cash Position: Cash, cash equivalents and marketable securities were $2.0 billion as of December 31, 2025. This balance includes the receipt of the first royalty monetization tranche of $250 million in June 2025 from the company’s partnership with Royalty Pharma, and there remains an additional $1.75 billion in future committed capital under this arrangement.

R&D Expenses: Research and development expenses were $294.9 million for the quarter ended December 31, 2025, compared to $188.1 million for the quarter ended December 31, 2024. The increase was primarily due to an increase in clinical trial and manufacturing expenses for daraxonrasib, zoldonrasib, and elironrasib, and an increase in personnel-related expenses and stock-based compensation expense related to additional headcount.

G&A Expenses: General and administrative expenses were $66.7 million for the quarter ended December 31, 2025, compared to $28.2 million for the quarter ended December 31, 2024. The increase in G&A expenses was primarily due to increases in commercial preparation activities, and personnel-related expenses and stock-based compensation related to additional headcount.

Net Loss: Net loss was $364.9 million for the quarter ended December 31, 2025, compared to net loss of $194.6 million for the quarter ended December 31, 2024.

Full Year 2025 Financial Highlights

R&D Expenses: Research and development expenses were $987.3 million for the year ended December 31, 2025, compared to $592.2 million for the year ended December 31, 2024. The increase was primarily due to an increase in clinical trial and manufacturing expenses for daraxonrasib, zoldonrasib, and elironrasib, and an increase in personnel-related expenses and stock-based compensation related to additional headcount.

G&A Expenses: General and administrative expenses were $195.0 million for the year ended December 31, 2025 compared to $97.3 million for the year ended December 31, 2024. The increase in G&A expenses was primarily due to increases in commercial preparation activities, and personnel-related expenses and stock-based compensation related to additional headcount.

Net Loss: Net loss was $1.1 billion for the year ended December 31, 2025, compared to net loss of $600.1 million for the year ended December 31, 2024.

2026 Financial Guidance

Revolution Medicines expects full year 2026 GAAP operating expenses to be between $1.6 and $1.7 billion, which includes estimated non-cash stock-based compensation expense of between $180 and $200 million.

Webcast

Revolution Medicines will host a webcast this afternoon, February 25, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a late-stage clinical oncology company developing novel targeted therapies for patients with RAS-addicted cancers. The company’s R&D pipeline comprises RAS(ON) inhibitors designed to suppress diverse oncogenic variants of RAS proteins. The company’s RAS(ON) inhibitors daraxonrasib (RMC-6236), a RAS(ON) multi-selective inhibitor; elironrasib (RMC-6291), a RAS(ON) G12C-selective inhibitor; zoldonrasib (RMC-9805), a RAS(ON) G12D-selective inhibitor; and RMC-5127, a RAS(ON) G12V-selective inhibitor, are currently in clinical development. Additional development opportunities in the company’s pipeline focus on RAS(ON) mutant-selective inhibitors, including RMC-0708 (Q61H) and RMC-8839 (G13C). For more information, please visit www.revmed.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding the company’s financial projections and guidance; the company’s development opportunities, plans and timelines and its ability to build or advance its portfolio and R&D pipeline; progression of clinical studies and findings from these studies, including the tolerability, safety, and potential efficacy of the company’s candidates being studied; the company’s expectations regarding timing of clinical trial strategies, initiation, enrollment and data readouts or disclosures and clinical trial designs; the company’s ability discover and develop approaches that improve outcomes for patients with RAS-addicted cancers; collaborations, including the aims and expected benefits of the company’s collaborations with Summit, Tango, and Bristol Myers Squibb; plans for developing any of the company’s product candidates as part of a combination treatment; sources of capital, including the availability of capital under the Royalty Pharma arrangement and whether the company achieves the milestones associated with certain payments thereunder.

Forward-looking statements are typically, but not always, identified by the use of words such as “aims,” “anticipate,” "believe," "estimate," "expect," "plan," “potential,” “project,” “up to,” "will" and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ development stages, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape, and the effects on the company’s business of the global events, such as international conflicts or global pandemics. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026, and its future periodic reports to be filed with the SEC. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances, or to reflect the occurrence of unanticipated events.

Revolution Medicines Media & Investor Contact:
media@revmed.com
investors@revmed.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended
	December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating expenses:
Research and development	$294,943	$188,096	$987,332	$592,225
General and administrative	66,683	28,214	195,037	97,299
Total operating expenses	361,626	216,310	1,182,369	689,524
Loss from operations	(361,626)	(216,310)	(1,182,369)	(689,524)
Non-operating income (expense), net:
Interest income	21,292	21,225	90,694	86,883
Interest expense	(11,936)	—	(24,231)	—
Change in fair value of warrant liability and contingent earn-out shares	(12,627)	(17)	(15,358)	4,323
Other income (expense), net	5	(220)	(37)	(2,528)
Total non-operating income (loss), net	(3,266)	20,988	51,068	88,678
Loss before income taxes	(364,892)	(195,322)	(1,131,301)	(600,846)
Benefit (loss) from income taxes	—	753	—	753
Net loss	$(364,892)	$(194,569)	$(1,131,301)	$(600,093)
Net loss per share attributable to common stockholders - basic and diluted	$(1.86)	$(1.12)	$(5.95)	$(3.58)
Weighted-average common shares used to compute net loss per share, basic and diluted	196,669,886	173,758,250	190,129,154	167,737,672

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	December 31, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$2,025,679	$2,289,299
Working capital (1)	1,784,613	2,163,718
Total assets	2,354,508	2,558,301
Total liabilities	723,211	293,097
Total stockholders' equity	1,631,297	2,265,204

(1)
Working capital is defined as current assets less current liabilities.